EXHIBIT 10.21

NOTE PURCHASE AND LINE OF CREDIT AGREEMENT

This NOTE PURCHASE AND LINE OF CREDIT AGREEMENT, dated May 30, 2002, (this “Agreement”) is entered into by and among SUNPOWER CORPORATION a California corporation (“Company”), with its principal executive office at 430 Indio Way, Sunnyvale, California 94086 and CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (“Purchaser”).

RECITALS

A. On the terms and subject to the conditions set forth herein, the Purchaser is willing to purchase from Company, and Company is willing to sell to the Purchaser, from time to time, unsecured senior convertible promissory notes.

B. On the terms and subject to the conditions set forth herein, the Purchaser is willing to provide the Company with capital equipment, provide the Company with a line of credit, or guarantee the Company’s equipment lines of credit, up to a maximum of $25,000,000.

C. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

(a) Issuance of Notes. At each Closing (as defined below), Company agrees to issue and sell to the Purchaser, and, subject to all of the terms and conditions hereof, the Purchaser agrees to purchase a Unsecured Senior Convertible Promissory Note substantially in the form of Exhibit A hereto (each a “Note”) in such principal amount as may be determined under Section 1(d).

(b) Delivery. The sale and purchase of a Note shall take place from time to time at a closing (each a “Closing”), the first closing to be held on April 1, 2003, and on the first day of each calendar month thereafter (each a “Closing Date”), until the earlier of either (1) the Warrant Expiration Date (as defined in the Warrant to Purchase Series Two Preferred Stock issued to Purchaser (the “Series Two Warrant”) or (2) the date that the Series Two Warrant is exercised. Except as set forth in (c) below, Purchaser shall have no obligation to purchase any additional Notes after the Warrant Expiration Date.

(c) Additional Notes. If Purchaser does not exercise the Series Two Warrant by the Warrant Expiration Date, Purchaser agrees to purchase additional Notes, at the monthly rate of one Note per month until the total principal amount of Notes purchased under this subsection (c) equals the difference between $2,000,000 and the amount of cash on hand at the Company on the Warrant Expiration Date. At each Closing, the Company shall deliver to the Purchaser the Note to be purchased, and the Purchaser shall deliver to the Company such principal amount (the “Purchase Price”). The Note will be registered in the Purchaser’s name in the Company’s records.

(d) Note Principal. The principal amount of each Note shall be four hundred thousand dollars ($400,000); however, in the event that the Purchaser does not exercise the Series Two Warrant, the principal amount of the last Note to be purchased may be less than $400,000.

(e) Use of Proceeds. The proceeds of the sale and issuance of the Note shall be used for general corporate purposes.

(f) Payments. The Company will make all cash payments due under the Note in immediately available funds in the manner and at the address of the Purchaser or at such other address as the Purchaser may from time to time direct in writing.

2. Line of Credit.

(a) Prior to the Warrant Expiration Date, Purchaser may, in its sole discretion, to the extent requested by the Company, (i) provide the Company with capital equipment for the Company’s planned manufacturing facility, (ii) provide the Company with a line of credit, on commercially reasonable terms, to purchase such capital equipment, or (iii) guarantee a line of credit for the Company, or (iv) any combination thereof, up to a maximum of $25,000,000. If Purchaser exercises the Series Two Warrant, Purchaser shall, to the extent requested by the Company, (i) provide the Company with such capital equipment, (ii) provide the Company with a line of credit, on commercially reasonable terms, to purchase such capital equipment, or (iii) guarantee the Company’s equipment line of credit to the extent needed to build a manufacturing facility, up to a maximum of $25,000,000. To the extent that Purchaser obtains such capital equipment for the Company other than by guaranteeing a line of credit or providing a line of credit to the Company, then Purchaser shall be treated for purposes of the warrant calculation set forth in subsection 2(b) and 2(c) below as though Purchaser had guaranteed or provided an equipment line of credit to the Company in an amount equal to the budgeted cost of such equipment in the Company’s capital equipment budget. If Purchaser provides the equipment, Purchaser will either lease such equipment to the Company based on the fair market value of the equipment at the time of the lease, or sell the equipment to the Company for such fair market value in cash.

(b)If, and to the extent that, Purchaser provides a line of credit or guarantees the Company’s equipment line of credit prior to the date two months after the Company first manufactures cells on four inch wafers that (a) meet the IEEE 1262 Photovoltaic Module Reliability Qualification and (b) demonstrate cell efficiency of at least 19%, each as certified by an independent certified testing laboratory (the “Four-Inch Wafer Qualification”), the Company shall issue Purchaser a warrant to purchase Company common stock substantially in the form of Exhibit B hereto (each a “Warrant”). In the case of a Warrant issued pursuant to this subsection 2(b), the number of shares into which such Warrant shall be exercisable shall be equal to ten percent (10%) of the amount guaranteed by Purchaser divided by $0.70, and the per share exercise price of the Warrant shall be $0.07.

(c) If, and to the extent that, Purchaser provides a line of credit or guarantees the Company’s equipment line of credit on or after the date two months after the Company meets the Four-Inch Wafer Qualification, the Company shall issue Purchaser a Warrant. In the case of a Warrant issued pursuant to this subsection 2(c), the number of shares into which such Warrant shall be exercisable shall be equal to ten percent (10%) of the amount guaranteed by Purchaser divided by $1.00, and the per share exercise price of the Warrant shall be $0.10.

3. Representations and Warranties of Company. Company incorporates by reference all of the representations and warranties of the Company contained in the Series One Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) and the Schedule of Exceptions attached as Exhibit F to the Purchase Agreement, and represents and warrants the same to the Purchaser as of the date hereof. All references therein to the “Agreement” shall be interpreted as referencing this Agreement and the transactions contemplated hereby.

4. Representations and Warranties of Purchaser. The Purchaser represents and warrants to Company upon the acquisition of the Note as follows:

(a) Binding Obligation. The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to the Purchaser is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), as presently in effect. The Purchaser acknowledges the Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Purchaser is aware that Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. The Purchaser is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Purchaser has sufficient knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

(c) Access to Information. The Purchaser acknowledges that Company has given the Purchaser access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by the Purchaser, and has furnished the Purchaser with all documents and other information required for the Purchaser to make an informed decision with respect to entering into this Agreement and committing to purchase the Notes.

5. Conditions to Purchase of Notes. Purchaser’s obligation to purchase Notes at each Closing under this Agreement is subject to the satisfaction of all of the following conditions, any of which may be waived in whole or in part by Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof, shall have been true and correct when made. Purchaser shall have received a certificate to such effect signed on behalf of the Company by the Company’s Chief Executive Officer and Chief Financial Officer.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after each Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of each Note.

(c) Legal Requirements. As of the date of disbursement of the proceeds pursuant to each Note, the sale and issuance by Company, and the purchase by the Purchaser, of the Note shall be legally permitted by all laws and regulations to which the Purchaser or Company are subject.

(d) Note. The Note being purchased at such Closing, in the form attached hereto as Exhibit A, shall have been duly executed and delivered by the Company.

(e) No Material Adverse Change. Since the date of this Agreement, there shall not have been any circumstance, event or occurrence that, individually or in the aggregate, has resulted in a material adverse change to the Company’s business, assets (including intangible assets), condition (including financial condition) or results of operation, except to the extent that such change results from changes in general economic conditions that do not disproportionately affect the Company. Purchaser shall have received a certificate to such effect signed on behalf of the Company by the Company’s Chief Executive Officer and Chief Financial Officer.

6. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of Company and the Purchaser.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Note and the purchase or transfer by the Purchaser of the Note.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Section (e) below, the rights and obligations of Company and the Purchaser of the Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note. Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note or any other Note issued in exchange thereof for registration of transfer, Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the Note or any other Note issued in exchange thereof, the holder of such Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at Company’s chief executive office, and promptly thereafter and at Company’s expense, except as provided below, receive in exchange therefor a new Note, in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note or any other Note and issued in exchange thereof (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f) Entire Agreement. This Agreement together with the Note constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(g) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (i) if to the Purchaser, at the Purchaser’s address or at such other address as the Purchaser shall have furnished to the Company in writing, or (ii) if to any other holder of a Note, to such holder at such address as furnished to the Company in writing or (iii) if to Company, at its address set forth at the beginning of this Agreement, or at such other address as Company shall have furnished to the Purchaser in writing.

(h) Expenses. Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Purchaser or any other Holder of a Note with respect to any amendments or waivers hereof requested by Company or in the enforcement or attempted enforcement of any of the obligations of Company to such Person under the Notes or in preserving any of such Person’s rights and remedies with respect to the Notes (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Notes or any bankruptcy or similar proceeding involving Company or any of its subsidiaries).

(i) Severability of this Agreement. Company’s agreement with the Purchaser is a separate agreement and the sale of the Note to the Purchaser is a separate sale. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Note Purchase and Line of Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
SUNPOWER CORPORATION
a California corporation
By:	/s/ Richard Swanson
Name:	Richard Swanson
Title:	President

PURCHASER:
CYPRESS SEMICONDUCTOR CORPORATION
By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Vice President & Chief Financial Officer

Address:	3901 N. First Street San Jose, CA 95134

Facsimile:	(408) 943-2747
Telephone:	(408) 943-2600

EXHIBIT A

FORM OF NOTE

EXHIBIT A TO EXHIBIT 10.21

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SUNPOWER CORPORATION

UNSECURED SENIOR CONVERTIBLE PROMISSORY NOTE

$	[date]
San Jose, California

FOR VALUE RECEIVED, SUNPOWER CORPORATION, a California corporation (“Company”) promises to pay to Cypress Semiconductor Corporation, a Delaware corporation. (“Holder”), or its registered assigns, the principal sum of                          Dollars ($                    ), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to          percent (        %) per annum, which is equal to the short-term Applicable Federal Rate as of the date of this Note, computed on the basis of the actual number of days elapsed and a year of 360 days. All unpaid principal, together with any then accrued interest and other amounts payable hereunder, shall be due and payable on Holder’s written demand which may be made on or after                                  [fill in either (1) the actual date one year from the Warrant Expiration Date (if known at date of Note) or (2) “the date one year from the Warrant Expiration Date as defined in the Warrant to Purchase Series Two Preferred Stock issued by the Company to Holder”], unless this Note is converted into shares of the Company’s capital stock pursuant to Section 8 hereof.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Affiliate,” with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Affiliate,” when used herein without reference to any Person, shall mean an Affiliate of Company.

(b) “Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

(c) “Event of Default” has the meaning given in Section 5 hereof.

(d) “GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

(e) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(f) “Indebtedness” shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments; and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

(g) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(h) “Note Purchase Agreement” shall mean the Note Purchase and Line of Credit Agreement between the Company and the Holder dated April         , 2002.

(i) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Note Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(j) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(k) “Senior Indebtedness” shall mean, upon the consent of the Holder, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in Equity Securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(l) “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by Company, (c) any other entity included in the financial statements of Company on a consolidated basis.

2. Interest. Interest shall accrue on this Note until the outstanding principal amount hereof shall be paid in full or until the outstanding principal amount and accrued interest therefrom are converted per Section 8.

3. Prepayment. Upon ten (10) days prior written notice to Holder, Company may prepay this Note in whole or in part; provided that the Holder within that ten (10) day period may exercise its conversion right as described in Section 8. Should the Holder fully convert the unpaid principal amount and all accrued interest, then this Note will be satisfied in full. Should the Holder exercise its conversion right only on a portion of the unpaid principal amount or accrued interest therefrom, then the Company may still exercise its right to prepay this Note to the extent of the remaining balance. The Holder shall notify the Company in writing of its intent to convert within the 10 day period.

4. Acceleration

(a) Acquisition. If an acquisition of the Company by means of an acquisition of all or substantially all of its assets, a merger, or other form of corporate reorganization in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation by virtue of their shares in the Company (an “Acquisition”), occurs, then the entire outstanding principal balance and any and all accrued interest hereunder shall become immediately due and payable.

(b) Event of Default. If an Event of Default occurs, upon the election of the Holder, the entire outstanding principal balance and any and all accrued interest hereunder shall become immediately due and payable.

(c) Financing. If the Company gives notice to the Holder that an initial sale of capital stock of the Company to other than the Holder in an integrated transaction (a “Financing”) has occurred or that the Company has received a signed term sheet for a Financing, then unless converted into shares of the Company’s capital stock pursuant to Section 8, the lesser of: (1) the entire outstanding principal balance plus any and all accrued interest of this Note and all other Notes issued pursuant to the Note Purchase Agreement, or (2) an amount of principal and accrued interest of all Notes issued pursuant to the Note Purchase Agreement equal to one-half of the total amount raised by the Company in the Financing, shall become immediately due and payable. In the event of (2) above, then the same percentage of each Note issued pursuant to the Note Purchase Agreement shall become due and payable.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Company shall fail to pay when due any principal or interest payment on the due date hereunder and such payment shall not have been made within five (5) days of Company’s receipt of Holder’s written notice to Company of such failure to pay;

(b) Voluntary Bankruptcy or Insolvency Proceedings. Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default other than described in Section 5(c) and at any time thereafter during the continuance of such Event of Default, Holder may by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note Purchase Agreement to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 5(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by this Note or the Note Purchase Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7. No Subordination. Except for Borrower’s obligations for the Senior Indebtedness (as specifically defined and referenced in the Note Purchase Agreement or this Note), to which the indebtedness evidenced by this Note is expressly subordinated, the repayment obligations of Borrower set forth in this Note and the indebtedness evidenced hereby shall be senior in right of payment to, and shall not subordinate to or be subject to the prior payment of interest, principal or otherwise (whether in cash or cash equivalents), or to the maturity of, any existing or future indebtedness of Borrower. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness.

(a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, (i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 7(b) during any 360 day period.

(c) Further Assurances. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder’s rights hereunder, Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

(d) Other Indebtedness. No Indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

(e) Subrogation. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 7) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 7 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 7 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 7 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(g) Lien Subordination. Any Lien of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Company or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

(h) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

8. Conversion.

(a) Voluntary Conversion. Holder has the right, at Holder’s option, at any time prior to payment in full of the principal balance of this Note and any accrued interest, to convert this Note, in accordance with the provisions of Section 8(b) hereof, in whole or in part, into fully paid and nonassessable securities of the same class and series issued in a Financing (the “Company Preferred”) at the first closing of such Financing. The number of shares into which this Note may be converted (the “Conversion Shares”) shall be determined by dividing the aggregate principal amount and any accrued interest by an amount equal to eighty-five percent (85%) of the price upon which the preferences for the Company Preferred is based.

(b) Conversion Procedure.

(i) Conversion Pursuant to Section 8(a). Before Holder shall be entitled to convert this Note into shares of Company Preferred, it shall surrender this Note, duly endorsed, at the office of Company and shall give written notice by registered or certified mail, postage prepaid, or overnight courier, charges prepaid to Company at its principal corporate office, of the election to convert the same pursuant to Section 8(a), and shall state therein the amount of the unpaid principal amount and all accrued interest of this Note to be converted and the name or names in which the certificate or certificates for shares of Company Preferred are to be issued. Also before Holder shall be entitled to convert this Note into shares of Company Preferred, it shall execute the stock purchase agreement and other agreements to which the lead investor of the Financing also executes, subject to such modifications to the agreements that Holder may reasonably request. Company shall, as soon as practicable thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates for the number of shares of Company Preferred to which Holder shall be entitled upon conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with a replacement Note (if any principal amount and accrued interest is not converted) and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 8(b)(ii) below. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Company Preferred upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Company Preferred as of such date.

(ii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, Company shall pay to Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 8, Company shall be forever released from all its obligations and liabilities under this Note.

9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

11. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note or the securities issuable upon the conversion of this Note, may be transferred to an Affiliate. With respect to any other offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

12. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Note Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

14. Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement or pursuant to the terms of such Notes.

15. Payment. Payment shall be made in lawful currency of the United States.

16. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

COMPANY:

SUNPOWER CORPORATION a California corporation

By:

Title:

HOLDER:

CYPRESS SEMICONDUCTOR CORPORATION

By:

Title:

EXHIBIT B

FORM OF WARRANT

EXHIBIT B TO EXHIBIT 10.21

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. W-

WARRANT TO PURCHASE COMMON STOCK

OF

SUNPOWER CORPORATION

This certifies that, for value received, to wit the providing or guaranteeing of a line of credit, or providing equipment pursuant to a Note Purchase and Line of Credit Agreement, CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from SUNPOWER CORPORATION, a California corporation (the “Company”), in whole or in part     **     fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock of the Company (“Common Stock”) at a purchase price per share of $  **   (the “Exercise Price”). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., Pacific standard time, on the tenth anniversary of issue, and shall be void thereafter (the “Exercise Period”).

2. Exercise of Warrant. This Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder appearing on the books of the Company) during the Exercise Period, and:

A. If the Holder elects to exercise this Warrant in cash, the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice in lawful money of the United States of America; or

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

B. If the Holder elects to make a Net Issue Exercise without the payment of cash, the election to receive a number of shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), as set forth on the Exercise Notice and calculated using the following formula:

	X =	(Y)(A – B) A

Where:	X -	The number of shares of Common Stock to be issued to Holder.

	Y -	The number of shares of Common Stock subject to this Warrant at the date of exercise or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled.

	A -	The fair market value of one share of Common Stock.

	B -	Exercise Price (as adjusted to the date of such calculations)

For purposes of this Section 2(B), if the Common Stock is traded in a public market, the fair market value of the Common Stock shall be the closing price of the Common Stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Common Stock is not traded in a public market, at least six members of the Company’s Board of Directors shall determine fair market value in their good faith judgment.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within 10 days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5. Rights of Shareholder. Subject to Sections 8 and 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6. Transfer of Warrant.

A. Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

B. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(A) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

C. Transferability and Nonnegotiability of Warrant. The Holder agrees that this Warrant and the shares of Company Common Stock issuable upon exercise shall be subject to the rights, obligations and restrictions as the other shares of Company stock held by the Holder pursuant to the Co-Sale Agreement, Voting Agreement, Shareholder Agreement, and Investors’ Rights Agreement, each dated as of May 24, 2002. Notwithstanding the foregoing, this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). However, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of Common Stock issued upon exercise hereof or conversion thereof (i) in compliance with Rule 144(k) or Rule 144A of the Act, or (ii) to “affiliates” of Holder; provided that in each of the

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(C). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

D. Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

E. Compliance with Securities Laws.

i. The Holder of this Warrant, by acceptance hereof, represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended, as presently in effect.

ii. The Holder acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

iii. This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

The Company agrees to remove promptly, and in no event later than ten (10) days, after the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 6(E)(iii) above from the documents/certificates for such securities upon full compliance with this Agreement and Rule 144.

7. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

8. Notices.

A. In case:

i. the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

ii. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

iii. of any voluntary dissolution, liquidation or winding-up of the Company; or

iv. of the filing of the Company’s first registration statement with the SEC;

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

dividend, distribution or right, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, or (C) the anticipated date on which the Company expects its first registration statement with the Securities and Exchange Commission to become effective. Such notice shall be mailed at the same time it is mailed to the holders of Company Common Stock.

B. All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a U.S. address and on the tenth (10th) business day following the date of such mailing if sent to an address outside the U.S.

9. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company or the Holder of the Warrant against which enforcement of such change, waiver, discharge or termination is sought. An amendment of the Common Stock shall not be treated as an amendment of this Warrant.

10. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

A. Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

B. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

C. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.

D. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

E. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

11. Miscellaneous.

A. This Warrant shall be governed by the internal laws of the State of California as applied to agreements entered into in the State of California by and among residents of the State of California, without reference to the conflicts of laws provisions therein.

B. In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

C. This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

D. This Warrant and any document or agreements executed by the parties pursuant to this Warrant constitute the full and complete understanding of the parties hereto with respect to the subject matter hereof and supersede all previous agreements or understandings, written or oral, between the parties with respect thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

IN WITNESS WHEREOF, SUNPOWER CORPORATION has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:                             ,

COMPANY:

SUNPOWER CORPORATION

By:
Title: President

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

NOTICE OF EXERCISE

To: SUNPOWER CORPORATION

The undersigned hereby elects:

         (a) to purchase                  shares of Common Stock of SUNPOWER CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full; or

         (b) to make a Net Issue Exercise without the payment of cash, as provided in Section 2(B) of the attached Warrant, to purchase                  Shares of Common Stock of SUNPOWER CORPORATION.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

______________________________

(Name)

______________________________

(Name)

Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

______________________________

(Name)

(Date)	(Signature)

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	Number of Shares

and does hereby irrevocably constitute and appoint Attorney                              to make such transfer on the books of SUNPOWER CORPORATION, maintained for the purpose, with full power of substitution in the premises.

If the Assignee is an “affiliate”, as defined in Rule 405, promulgated by the SEC, please explain the basis for such determination: ______________________________________________________________________

_____________________________________________________________________________________.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:                             .

Signature of Holder

**	As specified in Section 2 of the Note Purchase and Line of Credit Agreement